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                                                                   Exhibit 10.23

                  ADDENDUM TO THE SERVICE AND EXPENSE AGREEMENT
                                      AMONG
                           ALLSTATE INSURANCE COMPANY,
                            THE ALLSTATE CORPORATION
                                       AND
                         CERTAIN INSURANCE SUBSIDIARIES

ALLSTATE INSURANCE COMPAY, an Illinois insurance company ("Allstate"), THE ALLSTATE CORPORATION, a Delaware corporation and parent of Allstate ("Allcorp") and certain insurance company subsidiaries of Allcorp ("Affiliates") entered into a SERVICE AND EXPENSE AGREEMENT as of January 1, 1999 (the "Agreement"). A copy of the Agreement is attached to this Addendum and incorporated by reference herein. The Agreement provides that Allstate will provide certain services and facilities to Allcorp and Affiliates as identified therein.

Pursuant to its status as an Affiliate as referenced above herein, Provident National Assurance Company ("PNAC") has requested the provision of services and facilities under the Agreement. In executing this Addendum, PNAC shall be bound by all terms and conditions reflected in the Agreement. PNAC's status thereunder shall not be inconsistent with the status of the original Affiliate parties to the Agreement.

This Addendum shall become effective as of the date of its execution and Allstate's acceptance thereof.

Provident National Assurance Company

By:
   -----------------------
        Michael J. Velotta
        Secretary

Date: April 2, 2001

Allstate Insurance Company acknowledges that the above listed entity has become a party to the Service and Expense Agreement, subject to all of the terms and conditions as if an original party thereto.

ALLSTATE INSURANCE COMPANY

By:
   ---------------------------------------
       Samuel H. Pilch
       Group Vice President and Controller

Date: April 2, 2001